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                                                                   EXHIBIT 10.34

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------


         This First Amendment to Loan and Security Agreement (the "AMENDMENT") is made on March 27, 2001 by GMAC Business Credit, LLC ("LENDER") and ROCKY SHOES & BOOTS, INC. and LIFESTYLE FOOTWARE, INC. ("BORROWERS").

                                    RECITALS
                                    --------

         A. Borrowers and Lender entered into a Loan and Security Agreement dated September 18, 2000 (as amended from time to time, including by this Amendment, the "LOAN AGREEMENT"). Capitalized terms used in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise defined in this Amendment.

         B. Borrowers and Lender wish to amend the Loan Agreement as set forth below.
         THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

         1. Lender hereby waives Borrowers' defaults under Section 8.11 of the Loan Agreement as of December 31, 2000. The foregoing waiver shall not be construed to waive any other defaults.


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         2. Section 8.11 of the Loan Agreement is amended in its entirety to read as follows:

                  (a) achieve EBITDA of at least the following amounts as of the end of the indicated fiscal years:

                           2001             $8.6 million
                           2002             $15 million

                  (b) achieve Net Worth of at least the following amounts as of the end of each indicated fiscal year:

                           2001             $49.5 million
                           2002             $61 million

                  (c) achieve a Fixed Charge Coverage Ratio of at least 1.2:1 as of fiscal year 2001 year end and 1.4:1 as of the end of each subsequent fiscal year.

         3. The definition of Net Worth in Section 2 of the Loan Agreement is amended to read as follows:

                  "NET WORTH" means the consolidated net worth of Parent and its subsidiaries determined according to generally accepted accounting principles consistently applied MINUS deferred income taxes, deferred pension costs net of deferred pension liabilities, deferred expenses and deposits (which are characterized as assets) and other intangible assets other than Accounts, PLUS the amount of all subordinated debt subject to subordination agreements in form and substance acceptable to Lender.

         4. Upon execution of this Amendment, Borrowers shall pay Lender an amendment fee of $25,000.00 which will be fully earned on the date of this Amendment and may be charged to Borrowers' Revolving Loans.

         5. Except as amended by this Amendment, all the terms and conditions in the Loan Agreement remain in full force and effect.

         6. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or

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terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

         7. Borrowers and the signatory noted below represent that all necessary corporate action to authorize Borrowers to enter into this Amendment has been taken, including, without limitation, board of directors approval and resolutions necessary to authorize Borrowers' execution of this Amendment.

         8. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

         9. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

GMAC BUSINESS CREDIT, LLC                       ROCKY SHOES & BOOTS, INC



By:/s/ Kathryn Williams                         By: /s/ David Fraedrich
   -------------------------------------            -----------------------
       Kathryn Williams                             David Fraedrich
       Vice President                               Executive Vice President


LIFESTYLE FOOTWARE, INC.

By:   /s/ David Fraedrich
   -------------------------------------
       David Fraedrich
       Executive Vice President